SCHEDULE 14A INFORMATION
              Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

        [ ]Preliminary Proxy Statement    [ ]Confidential, for Use of the
                                          Commission  Only (as permitted by Rule
                                          14a-6(e)(2))


        [X]Definitive Proxy Statement

        [ ]Definitive Additional Materials
        [ ]Soliciting Material Pursuant to Section 240.14a-11(c) or Section
           240.14a-12.


                              DIRECT INSITE CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any  part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    (1)  Amount Previously Paid:
    (2)  Form, Schedule or Registration Statement No.:
    (3)  Filing Party:
    (4)  Date Filed:

                               DIRECT INSITE CORP.
                                 ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  May 30, 2003
                                 ---------------

To our Stockholders:

     An annual meeting of stockholders will be held at the Grand Hyatt New York, 109 East 42nd Street, New York, New York 10017 on Friday, May 30, 2003 beginning at 10:00 a.m., local time. At the meeting, you will be asked to vote on the following matters:

     1. To elect one director in Class I and one director in Class II to hold office until the 2006 and 2004 annual meetings of stockholders, respectively.

     2. To consider and act upon a proposal to amend Article FOURTH of our Certificate of Incorporation to reduce the number of shares of capital stock we are authorized to issue from 152,000,000 shares (150,000,000 shares of common stock and 2,000,000 shares of preferred stock) par value $.0001 per share to 52,000,000 shares (50,000,000 shares of common stock and 2,000,000 shares of preferred stock) par value $.0001 per share, as set forth in Exhibit A.

     3. To consider and act upon a proposal to sell to Metropolitan Venture Partners II, L.P. and its affiliates, in one or more transactions, our common stock (or securities convertible into our common stock) equal to 20% or more of our common stock or our voting power prior to the issuance and sale of such securities.

     4. Ratification and approval of our 2003/A Stock Option/Stock Issuance Plan, as set forth in Exhibit B.

     5. Ratification of the appointment by our board of directors of Marcum & Kliegman, LLP as our independent certified public accountants for the year ending December 31, 2003.

     6.   Any other matters that properly come before the meeting.

     The above matters are set forth in the proxy statement attached to this notice to which your attention is directed.

     If you are a stockholder of record at the close of business on April 29, 2003, you are entitled to vote at the meeting or at any adjournment or postponement of the meeting. This notice and proxy statement are first being mailed to stockholders on or about April 30, 2003.

                                    By Order of the Board of Directors,

                                           JAMES A. CANNAVINO
                                         Chairman of the Board
Dated: April 30, 2003
Bohemia, New York

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PRE-ADDRESSED POSTAGE-PAID ENVELOPE AS DESCRIBED ON THE ENCLOSED PROXY CARD. YOUR PROXY, GIVEN THROUGH THE RETURN OF THE ENCLOSED PROXY CARD, MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH OUR CORPORATE SECRETARY PRIOR TO THE MEETING A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE MEETING, FILING A WRITTEN NOTICE OF REVOCATION WITH THE SECRETARY OF THE MEETING AND VOTING IN PERSON.

                               DIRECT INSITE CORP.
                                80 Orville Drive
                             Bohemia, New York 11716

                                 ---------------

                                 PROXY STATEMENT
                                 ---------------

                         ANNUAL MEETING OF STOCKHOLDERS

                              Friday, May 30, 2003
                                 ---------------

     Our annual meeting of stockholders will be held on Friday, May 30, 2003 at the Grand Hyatt New York, 109 East 42nd Street, New York, New York 10017 at 10:00 a.m., local time. This proxy statement contains information about the matters to be considered at the meeting or any adjournments or postponements of the meeting.

                                ABOUT THE MEETING

What is being considered at the meeting?

     You will be voting on the following:
--   electing one Class I director and one Class II director;
-- amending our Certificate of Incorporation to reduce the number of authorized shares of capital stock;
-- approval of the issuance and sale of 20% or more of our common stock (or securities convertible into our common stock) or our voting power to Metropolitan Venture Partners II, L.P. ("Metropolitan") and its affiliates;
-- approval of our 2003/A Stock Option/Stock Issuance Plan ("2003 Stock Plan"); and
-- ratification of the appointment of our independent certified public accountants.

Who is entitled to vote at the meeting?

     You may vote if you owned stock as of the close of business on April 29, 2003. Each share of stock is entitled to one vote.

How do I vote?

     You can vote in two ways:
--   by attending the meeting in person; or
--   by completing, signing and returning the enclosed proxy card.

Can I change my mind after I vote?

     Yes, you may change your mind at any time before a vote is taken at the meeting. You can do this by either (1) signing another proxy with a later date and returning it to us prior to the meeting or filing with our corporate secretary a written notice revoking your proxy, or (2) voting again at the meeting.

What if I return my proxy card but do not include voting instructions?

     Proxies that are signed and returned but do not include voting instructions will be voted FOR the election of the two nominated directors; FOR the amendment to the Certificate of Incorporation to authorize a reduction in the number of shares of capital stock; FOR the issuance and sale of 20% or more of our common stock (or securities convertible into our common stock) or our voting power to Metropolitan and its affiliates; FOR the 2003 Stock Plan; and FOR the appointment of our independent certified public accountants

What does it mean if I receive more than one proxy card?

     It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Manhattan Transfer Registrar Company (631) 585-7341.

Will my shares be voted if I do not provide my proxy?

     If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy. Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Brokerage firms generally have the authority to vote customers' unvoted shares on certain
"routine" matters, including the election of directors. When a brokerage firm votes its customer's unvoted shares, these shares are counted for purposes of establishing a quorum. At our meeting these shares will be counted as voted by the brokerage firm in the election of directors, appointment of auditors and approval of our 2003 Stock Plan, but will not be counted for all other matters to be voted on because these other matters are not considered "routine" under the applicable rules.

How many votes must be present to hold the meeting?

     Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by mail. In order for us to conduct our meeting, a majority of the combined voting power of our common stock and Series A Stock as of April 29, 2003 must be present at the meeting. This is referred to as a quorum. On April 29, 2003, there were 3,945,821 shares outstanding of common stock and entitled to vote and 116,823 shares of Series A Convertible Preferred Stock, par value $.0001 per share ("Series A Stock") entitled to vote. Each share of common stock entitles the holder to one vote per share and each share of Series A Stock entitles the holder to 10 votes per share, with holders of common stock and Series A Stock voting together as a single class.

What vote is required to approve each item?

     The affirmative vote of a majority of the votes cast at the annual meeting is required for approval of the election of directors, appointment of our independent certified public accountants and the 2003 Stock Plan. The affirmative vote of a majority of the outstanding voting power on the record date is required for the approval of the amendment to the Certificate of Incorporation reducing the number of authorized shares of common stock and the issuance and sale of 20% or more of our common stock (or securities convertible into our common stock) or our voting power to Metropolitan and its affiliates. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Metropolitan, which owns all of the Series A Stock or 22.8% of our voting power and other stockholders, including our officers and directors, who own 19.6% of our voting power, have executed irrevocable proxies voting in favor of the proposals to sell and issue 20% or more of our common stock (or securities convertible into our common stock) or voting power to Metropolitan and to reduce the number of authorized shares of common stock.

Do we currently have, or do we intend to submit for stockholder approval, any anti-takeover device?

     Our Certificate of Incorporation, By-Laws and other corporate documents do not contain any provisions that contain material anti-takeover aspects except for (1) our classified board of directors, (2) our two-thirds voting requirement for calling special meetings of our stockholders, and (3) our rights agreement dated as of August 28, 2001 which provides for the issuance of additional shares of our common stock in the event a person acquires 20% or more of our common stock without board consent, as more fully set forth in the agreement. We have no plans or proposals to submit any other amendments to the Certificate of Incorporation or By-Laws or other measures in the future that have anti-takeover effects.


What effect will the amendments to the Certificate of Incorporation and issuance of additional shares of common stock have on us?

     The proposal to reduce the number of authorized shares of common stock will reduce the amount of franchise taxes we pay in Delaware, the state of our incorporation. The approval of the proposal to sell and issue 20% or more of our common stock (or securities convertible into our common stock) or voting power to Metropolitan and its affiliates will allow us to comply with the requirements of the Nasdaq SmallCap Market that we obtain the consent of our stockholders in order to issue 20% or more of our outstanding shares upon conversion of the Series A Stock and comply with the terms of the two stock purchase agreements which we entered into with Metropolitan, which require us to register the shares of common stock underlying our Series A Stock. This approval will also permit us to sell and issue additional shares of Series A Stock to Metropolitan or its affiliates for purposes of raising additional capital without requiring us to obtain stockholder approval to meet the Nasdaq requirements.

                                 STOCK OWNERSHIP

     The following table sets forth the beneficial ownership of shares of voting stock of our company, as of April 23, 2003, of (i) each person known by us to beneficially own 5% or more of the shares of outstanding common stock, based solely on filings with the Securities and Exchange Commission, (ii) each of our executive officers and directors and (iii) all of our executive officers and directors as a group. Except as otherwise indicated, all shares are beneficially owned, and investment and voting power is held by the persons named as owners.

                                                                Rights to Acquire
                                          Common Stock      Beneficial Ownership Through      Total Beneficially
                                          Beneficially    Exercise of Options or Conversion      Owned as % of
 Name of Beneficial Owner(1)                 Owned       of Preferred Stock Within 60 Days   Outstanding Shares (2)
-------------------------------------------------------------------------------------------------------------------
Metropolitan Venture
   Partners II,  L.P . .                       --                     1,168,230(3)                 22.8%
James A. Cannavino . . .                  436,673                       380,333                    18.9%
Charles Feld . . . . . .                  126,159                        16,667                     3.6%
Dr. Dennis J. Murray . .                   78,687                        16,667                     2.4%
Carla Stovall  . . . . .                   26,694                        16,667                     1.1%
Peter B. Yunich  . . . .                1,169,230(4)                         --                      *
Warren Wright  . . . . .                   61,191                        81,667                     3.5%
Anthony Coppola  . . . .                   46,113                        84,267                     3.2%
George Aronson.  . . . .                   16,200                        63,334                     2.0%
Robert Carberry  . . . .                  205,579                                                   5.2%
All Officers and Directors
as a Group (9 persons)                  1,000,634                       659,602                    36.0%
--------
* Less than 1%

Footnotes
---------

(1) The address of the holder is 80 Orville Drive, Suite 200, Bohemia, New York 11716, unless otherwise indicated.
(2) Based upon 3,945,821 outstanding as of April 15, 2003, plus outstanding options exercisable or Series A Stock convertible within 60 days owned by above named parties.
(3) Represents the number of shares of common stock into which the Series A Stock owned by Metropolitan is convertible.
(4) Includes 1,168,230 shares of common stock that are issuable upon conversion of the Series A Stock owned by Metropolitan. Mr. Peter Yunich, one of our directors and the Managing Partner of Metropolitan, disclaims beneficial ownership of the shares owned by Metropolitan, except to the extent of his pecuniary interest therein.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

     Our By-Laws provide for a board of directors consisting of not less than three nor more than seven directors. Our board of directors now consists of five directors. At each annual meeting of stockholders commencing with this 2003 Annual Meeting, directors constituting a class are elected for staggered three year terms. The following table sets forth our directors and the classes in which they are presently serving.

        Class I                      Class II                    Class III
(To serve until the Annual   (To serve until the Annual   (To serve until the Annual
Meeting of Stockholders        Meeting of Stockholders      Meeting of Stockholders
        in 2003)                     in 2004)                     in 2005)
--------------------------   --------------------------    -------------------------

Carla J. Stovall (1)(2)       Dr. Dennis J. Murray (1)(2)   James A. Cannavino
                              Peter B. Yunich               Charles Feld (1)(2)

--------
(1)  Member of compensation committee
(2)  Member of audit committee

     The board has nominated Carla J. Stovall and Peter B. Yunich for election as Class I and Class II directors, respectively, to serve until the 2006 and 2004 annual meeting of stockholders, respectively. Mr. Yunich is the designee of Metropolitan, which has the contractual right to appoint a director to Class II under certain circumstances.

Directors' Compensation

     Directors who are not our employees receive a fee of $2,500 for each board of directors meeting attended; $1,500 for participation in a telephone board meeting; $5,000 for membership on a committee of the Board and $1,000 for each committee meeting attended.

     During the fiscal year ended December 31, 2002 there were:

     --   five meetings of the board of directors; and
     --   three meetings of the audit committee.

     Our audit committee is involved in discussions with our independent public accountants with respect to the quarterly and year-end audited financial statements, our internal accounting controls and the professional services furnished by our independent public accountants. The independent auditors periodically meet alone with the committee and always have unrestricted access to the members of the audit committee. Our compensation committee recommends compensation including stock options to our officers and employees. See "Compensation Committee Report on Executive Compensation." We have no standing nominating committee. Each director attended or participated in at least 75% of the meetings of the board of directors and the committees on which he or she served.

Principal Occupations of Directors

     The following is the business experience for the past five years of our directors:

     James A. Cannavino (58 years of age) has been our Chairman of the Board and a director since March 2000 and Chief Executive Officer since December 2002. Mr. Cannavino was the Chairman of Voyant Corporation from February 2000 to November 2002. From July 1998 to January 2000, he was elected non-executive Chairman of Softworks, Inc. (a wholly owned subsidiary of Computer Concepts), which went public and was later sold to EMC. Mr. Cannavino was also the Chief Executive Officer and Chairman of the Board of Directors of CyberSafe, Inc., a corporation specializing in network security from April 1998 to July 2001. In August, 1995, he was hired as President and Chief Operating Officer of Perot Systems
Corporation. In 1996 was elected to serve as Chief Executive Officer through July 1997. During his tenure at Perot, he was responsible for all the day-to-day global operations of the company, as well as for strategy and organization. Prior to that he served as a Senior Vice President at IBM, responsible for strategy and development. Mr. Cannavino's worked at IBM for over thirty years. Mr. Cannavino led IBM's restructuring of its $7 billion PC business to form the IBM PC Company. He also served on the IBM Corporate Executive Committee and Worldwide Management Council, and on the board of IBM's integrated services and solutions company. He also was a board member for three IBM joint-venture companies, including Prodigy Services, Inc.; Digital Domain, Inc.; and NewLeaf Entertainment. Mr. Cannavino presently serves on the boards of the National Center for Missing and Exploited Children, the International Center for Missing and Exploited Children, Verio, and is Chairman of Artimas International. He recently was Chairman of the Board of Marist College in Poughkeepsie, New York and continues to serve on the board.

     Charles Feld (61) founded the Feld Group in 1992 to offer Fortune 5000 and emerging companies the technology leadership they need to transform themselves into category leaders. As CEO and President of the Dallas-based firm, Mr. Feld's organization consists of 35 CIO's, CTO's and CDO's that work with major corporations. His personal earlier Feld Group engagements include working transformational change as CIO at Delta Air Lines by building the framework to place the airline at the forefront of companies that understand and embrace information technology. The Delta Technology team received the Smithsonian Award for Technology Excellence in 1999. As CIO of Burlington Northern, Mr. Feld spearheaded the merger of the railroad's technologic systems and organization with those of the Santa Fe Railroad; and finally he led the IT transformation at First Data Resources. Before launching The Feld Group in 1992, he was CIO at Frito-Lay, Inc., where he played a pivotal role in streamlining the data network and developing the hand-held computer network for Frito-Lay's sales force. His team at Frito-Lay won the Smithsonian Award for Technology Excellence in 1988 and the Carnegie-Mellon Award for Innovation. Mr. Feld has been a member of the board of directors since March 2000.

     Dr. Dennis J. Murray (57) has been President of Marist College since 1979. Early in his tenure, he identified the importance of technology in higher education and made it one of the central themes of his administration. He developed an innovative joint study with the IBM Corporation, which resulted in Marist becoming one of the nations most technologically advanced liberal arts colleges. Marist was one of the first colleges or universities in the country to have a fully networked campus, and currently operates on an IBM e-server Z series 900 processor with a Z/OS operating system. Dr. Murray has been a strong supporter of the Linux operating system and recently initiated a Linux Research and Development Center at Marist. Dr. Murray serves on the boards of the Franklin and Eleanor Roosevelt Institute, McCann Foundation, and the New York

State Greenway Conservancy, which oversees the Hudson River Valley, National Heritage Area. He is also the author of two books on nonprofit management, editor of three books on government and public affairs, and co-author of a guide to corporate-sponsored university research in biotechnology. Mr. Murray has been a member of the board of directors since March 2000.

     Carla J. Stovall (46) was the Attorney General for the State of Kansas from 1994 through January 2003. Attorney General Stovall also served as President of the National Association of Attorneys General. She is also a member of the board of directors of the American Legacy Foundation, the national Center for Missing and Exploited Children, the National Crime Prevention Council and the Council of State Governments. In addition, she is a member of the Board of Governors of the University of Kansas School of Law and a member of the Kansas Children's Cabinet. Attorney General Stovall recently was honored with the Distinguished Service to Kansas' Children Award. Ms. Stovall has been a member of the board of directors since April 2000.

     Peter B. Yunich (56) was appointed to the board in September 2002. Mr. Yunich currently serves as Managing Partner of Metropolitan Venture Partners, a private equity investor affiliated with the Man Group, the world's largest hedge fund and a FTSE 100 component. Prior to joining Metropolitan, Mr. Yunich founded and served as the CEO of Globalgate.com, Inc., a technology company that developed and delivered innovative e-commerce solutions. Beginning in 1999, Globalgate acquired a majority interest in four companies as well as funded two others including Yellowpages.com, the premiere on-line business directory, ThinkAgent Technologies and Annuncio, Inc. Before Globalgate, Mr. Yunich served in senior management positions in diverse information technology, media and marketing companies. Mr. Yunich was Senior Vice President and Chief Information Officer of Simon & Schuster, Inc. prior to assuming the position of President of Simon & Schuster Interactive, the electronic publishing arm of the than $4.3 billion publishing division of Viacom International. During his career, Mr. Yunich has also served as President and CEO of Global Transaction Services Company, a joint venture between AT&T and the Telerate division of Dow Jones & Company, prior to which he was an Executive Director of AT&T Corporation. On behalf of AT&T, Mr. Yunich led the team responsible for identifying and negotiating strategic business relationships, acquisitions and mergers. Prior to AT&T, Mr. Yunich served in senior executive positions specializing in marketing and new business development with such noted companies as Bristol-Meyers/Squibb, Doubleday & Co. and the Charter Company. Mr. Yunich earned an MBA Degree from the Harvard University Graduate School of Business in 1970, and a Bachelor of Arts in Classical Languages from Brown University. In addition to Direct Insite, Mr. Yunich serves on the board of System Detection, Inc.

                                   MANAGEMENT
Our Officers

  Our officers are:

                                          Position Held
Name                       Age            With our Company
----                       ---            ----------------

James A. Cannavino         58             Chairman of the Board, Chief Executive
                                             Officer
Warren Wright(1)           42             Chief Executive Officer through
                                          December 2002
Anthony Coppola(2)         47             President through December 2002
Robert Carberry            60             President since December 2002
George Aronson             54             Chief Financial Officer, Secretary
--------

(1) Mr. Wright served as our Chief Executive Officer until December, 2002 at which time Mr. Cannavino was appointed Chief Executive Officer. Mr. Wright is presently serving as our Vice President, Marketing.

(2) Mr. Coppola served as our President until December 2002 at which time Mr. Robert Carberry became our President. Mr. Coppola is presently serving as our Vice President, Program Management.


     Warren Wright was CEO from December 2000 through December 2002, when he became our Vice President Marketing. Prior to becoming CEO, he served as a sales and marketing consultant to our company since July, 1999. Prior to his joining our company, Mr. Wright was a marketing consultant based in New York for four years, providing consulting services to several e-commerce and technology companies. Prior to consulting, Mr. Wright was Senior Vice President - Sales and Marketing for King Products, a Canadian based manufacturer of advanced multi-media telecommunication products and software. Mr. Wright was responsible for strategic alliances and the expansion of distribution internationally. Prior to his tenure at King Products, Mr. Wright developed and sold a direct media advertising publication and also served as Marketing Manager for Westcan Electrical Manufacturing (a division of Siemens AG). Mr. Wright holds a degree in Economics from the University of Western Ontario and completed graduate work at Ohio University.

     Anthony Coppola was President from March 2000 through December 2002, when he became our Vice President, Program Management. From January, 1999 until his appointment as President, Mr. Coppola was Executive Vice President in charge of development, marketing and sales of our d.b.Express based telecommunications Electronic Bill Presentment Payment Analysis and Reporting software. Beginning in 1994, Mr. Coppola worked with us in various capacities related to sales and marketing management. His responsibilities included the management and direction of the design and programming for the telecommunications applications, as well as direct involvement with the sales and marketing of our applications and services to IBM and our other primary customers. Prior to joining us, Mr. Coppola was President of America Multimedia Corp., a firm active in consulting and the development and marketing of industry specific training software.

     Robert Carberry was appointed President in December 2002. Mr. Carberry served as our consultant since March, 2000 focusing on business development, worldwide deployment and functional enhancement of our product lines. Prior to Direct Insite, Mr. Carberry was an Executive Vice-President of Research &Development and Business Development, CyberSafe Corporation where he was responsible for defining corporate strategy, and for business development/corporate development and R&D functions. Prior to Cybersafe, Mr. Carberry was Vice-President Technology for Viacom/Blockbuster; and the responsible executive for Blockbuster/Viacom Holdings a Blockbuster Venture Capital group where he managed of all Blockbuster advanced technology/business development activities including: NewLeaf an IBM/ Blockbuster joint venture for development and deployment of interactive media distribution, Fairway, an IBM/Blockbuster joint venture for marketing interactive on demand media to commercial and residential customers. He was also the executive responsible for a portfolio of Blockbuster corporate technology investments in various new media companies. Prior to Viacom, Mr. Carberry served in several capacities over a twenty year career at IBM where most recently he served as President, IBM Technology Venture Fund where he was responsible for IBM starting or acquiring 24 companies in the new media application and broadband distribution fields. Prior to that, he held several senior executive positions including Vice-President - Business Operations for the IBM Personal Computer Group where he was responsible for all business strategy, development, and distribution operations/agreements, Vice-President Development for IBM Personal Computer Group where he was responsible for product line development including the IBM PC, AT, and PS-2 product groups. Prior to that, Mr. Carberry was Director of Engineering and Scientific Computing IBM Large Systems, a division where he was responsible for the IBM Kingston Laboratory and the definition and implementation of the entry of IBM into the super computer product area. As Director of Large Systems for IBM Data Systems Division, he led the development of all IBM large systems products: 3033, 3090 and successor product lines that contributed more than $25B in IBM revenues.

     George Aronson, CPA, has been the Chief Financial Officer of our company since August 1995. From March 1989, to August 1995, he was the Chief Financial Officer of Hayim & Co., an importer/distribution organization. Mr. Aronson graduated from Long Island University with a major in accounting in 1972 receiving a Bachelor of Science degree and is a Certified Public Accountant.


Executive Compensation

     The following table sets forth the annual and long-term compensation with respect to the Chief Executive Officer and each of our other executive officers who earned more than $100,000 for services rendered during the fiscal years ended December 31, 2002, 2001 and 2000 (collectively the "named executive officers"). Directors are not contractually compensated for their services, however, the directors elected subsequent to our company's restructuring receive various fees for attending meetings and serving on committees.

                                           Annual Compensation                Long-Term Compensation
                                     -------------------------------      ------------------------------
                                                                                         Securities
     Name and              Fiscal                        Other Annual     Restricted      Underlying
Principal Position          Year     Salary      Bonus   Compensation    Stock  Awards   Options/Warrants
---------------------------------------------------------------------------------------------------------
James A. Cannavino (1)      2002    $     --    $    --     $    --        $ 210,000         314,000
Chief Executive Officer     2001          --         --          --               --              --
                            2000          --         --          --               --              --

Warren Wright (2)(7)        2002    $154,000    $    --     $33,000        $      --         170,000
Chief Executive Officer/    2001     184,000         --       3,000           25,000          25,000
Vice President- Marketing   2000      90,000         --          --               --              --

Robert Carberry (3)(6)      2002     $78,000    $    --     $72,000         $139,000          57,500
President                   2001          --         --          --          114,000              --
                            2000          --         --          --               --              --

Anthony Coppola (5)(7)      2002    $166,000    $50,000     $    --         $     --         137,500
President/Vice President-   2001     181,000     37,000          --           50,000          15,000
Program Management          2000     154,000     95,000          --               --           7,600

George Aronson(4)           2002    $165,000    $    --     $    --         $     --         110,000
Chief Financial Officer     2001     166,000         --          --               --          15,000
                            2000     175,000                     --          500,000           6,667

Arnold Leap(7)              2002    $161,000    $20,000     $    --         $     --         113,500
Chief Technology Officer    2001     169,000         --          --           17,000          15,000
                            2000     126,000     31,000          --               --           9,667

Footnotes
---------

(1)  Mr. Cannavino was appointed CEO in December 2002.
(2) Mr. Wright was appointed CEO November 2000, and served until December 2002 when he became Vice President-Marketing.
(3)  Mr. Carberry was appointed President in December 2002.
(4)  In February  2000, Mr.  Aronson  received  25,000 shares of common stock of
     NetWolves Corporation that was valued at $20 per share at the time of grant. See "Certain Relationships and Related Transactions" below.
(5) Mr. Coppola was appointed President in March 2000 and served until December 2002 when he became Vice President-Program Management.
(6) During 2002, Mr. Carberry received 111,665 shares valued at $139,000 in lieu of cash for services rendered.
(7) We granted stock bonus' in 2001 to Messrs. Wright, Coppola and Leap in the amounts of $25,000, $50,000 and $17,000, respectively. Mr. Coppola also received a $37,000 cash bonus in 2001.

Employment Agreements

     In December 2002, our Chairman, James A. Cannavino, also became our Chief Executive Officer. In January 2003, we entered into an employment agreement with him, which expires in January 2005. Compensation is as follows: 60,000 shares of our common stock which vest ratably over the first year of the agreement, 240,000 options to purchase our common stock at $2.02, vesting 50% on execution of the agreement and 50% ratably over the life of the agreement, and $180,000 per annum plus a bonus at the discretion of the board. Additionally, he is entitled to be reimbursed for (1) all out-of-pocket expenses reasonably incurred by him in the performance of his duties, and (2) housing and office expenses not to exceed $10,000 per month.

     Anthony Coppola entered into an employment agreement effective December 1, 2001 pursuant to which he was employed as our President through December 2002, when he became our Vice President- Program Management. The agreement is for a term of two years at an annual salary of $175,000.

Equity Compensation Plan Information

     We maintain various stock plans under which options vest and shares are awarded at the discretion of our board of directors or its compensation committee. The purchase price of the shares under the plans and the shares subject to each option granted is not less than the fair market value on the date of grant. The term of each option is generally five to ten years and is determined at the time of grant by our board of directors or its compensation committee. The participants in these plans are officers, directors, employees and consultants of the company and its subsidiaries or affiliates.


                         (a)                            (b)                     (c)

--------------           -----------------------        -----------------       -----------------------
Plan category            Number of                      Weighted-               Number of securities
                         Securities to be               average exercise        remaining available for
                         issued upon                    price of                future issuance under
                         exercise of outstanding        outstanding             equity compensation
                         options, warrants              options, warrants       plans (excluding
                         and rights                     and rights              securities reflected
                                                                                in column (a))
--------------           -----------------------        -----------------       -----------------------
Equity
compensation             1,195,000                      $1.91                   25,642
plans approved
by security
holders
--------------           -----------------------        -----------------       -----------------------
Equity
compensation             1,336,068                      $2.31                   466,259
plans not
approved by
security holders
--------------           -----------------------        -----------------       -----------------------
Total                    2,531,068                      $2.12                   491,901
--------------           -----------------------        -----------------       -----------------------

Stock Option Repricing

     As reported in our prior filings, we repriced certain outstanding stock options with exercise prices lower than the terms of the original grants. These actions were taken in order to provide an appropriate incentive to these individuals. The following table sets forth certain information concerning the repricing of options within the previous ten years.


                         Ten-Year Options Repricings (1)

                                                                                                    Length of Original
                                                        Market Price of Exercise Price              Option Term
                                   Number of Securities Stock at Time   at Time of New              Remaining at Date
                                   Underlying           of Repricing    Repricing or    Exercise    of Repricing or
Name                       Date    Repriced or Awarded  or Amendment    Amendment         Price     Amendment (Yrs.)
----                       ----    -------------------  --------------- --------------- --------    ------------------
Daniel DelGiorno, Sr.     6/27/97         4,000            $75.00         $225.00          $1.50            1.5
Daniel DelGiorno, Jr.     6/27/97         4,000             75.00          225.00           1.50            1.5
George Aronson            6/27/97           167             75.00          225.00           1.50            1.5
Daniel DelGiorno, Sr.     5/01/95         3,333             42.00          187.50          75.00            4.0
Daniel DelGiorno, Jr.     5/01/95         3,333             42.00          187.50          75.00            4.0
Daniel DelGiorno, Sr.     8/25/94         3,333            178.05          384.00         187.50            4.7
Daniel DelGiorno, Jr.     8/25/94         3,333            178.05          384.00         187.50            4.7
Daniel DelGiorno, Sr.     10/8/98        17,207             26.25           75.00          30.00            2.2
Daniel DelGiorno, Sr.     10/8/98        27,867             26.25           75.00          30.00            2.2
George Aronson            10/8/98        10,000             26.25           75.00          30.00            2.2

(1) The options pertaining to Messrs. DelGiorno, Sr. and DelGiorno, Jr. have terminated in accordance with applicable plans.


Option Grants in Last Fiscal Year

     During 2002, the following options were granted to the named executive officers:

               % of Total % of Total
               Options    Shares
               Number of  Granted to                                Hypothetical
               Options    Employees       Exercise      Expiration  Grant Date
Name           Granted    in Fiscal Year  Price         Date        Value (1)
----           ---------- --------------  --------      ----------  ------------
James Cannavino  240,000     12.7%          $ 1.05        01/31/07     $152,000
                  74,000     3.9%             2.05        07/31/07       92,000
Warren Wright     85,000     4.5%             1.05        01/31/07       54,000
                  85,000     4.5%             2.05        07/31/07      105,000
Robert Carberry   57,500     3.0%             2.05        07/31/07       71,000
Anthony Coppola   92,500     4.9%             1.05        01/31/07       59,000
                  45,000     2.4%             2.05        07/31/07       56,000
George Aronson    62,500     3.3%             1.05        01/31/07       40,000
                  47,500     2.5%             2.05        07/31/07       59,000
Arnold Leap       62,500     3.3%             1.05        01/31/07       40,000
                  51,000     2.7%             2.05        07/31/07       63,000

     The hypothetical value of the options as of their date of grant has been calculated using the Black- Scholes option-pricing model, as permitted by SEC rules, based upon various assumptions, which include: expected volatility of 74.1%, risk free interest rate of 5.79% and expected lives of 1.00 to 4.50 years. The approach used in developing the assumptions upon which the Black-Scholes valuations were calculated is consistent with the requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." It should be noted that this model is only one method of valuing options, and our company's use of the model should not be interpreted as an endorsement of its accuracy. The actual value of the options may be significantly different, and the value actually realized, if any, will depend upon the excess of the market value of the common stock over the option exercise price at the time of exercise.

Aggregated  Option  Exercises  in Last  Fiscal  Year and Fiscal  Year End Option
Values

     The following table set forth certain information with respect to stock option exercises by the named executive officers during the fiscal year ended December 31, 2002, and the value of unexercised options held by them at fiscal year-end.

                                                       Number of Unexercised        Value of Unexercised
                                                          Options at Fiscal          In-the-Money Options
                      Shares Acquired      Value              Year End               At Fiscal Year End (1)
 Name                 on Exercise (#)     Realized    Exercisable Unexercisable   Exercisable  Unexercisable
 ----                 ---------------     --------    ----------- -------------   -----------  -------------

James A. Cannavino         --                --          190,333     194,000        $215,000     $207,000
Warren Wright              --                --           81,667     113,333         104,000       79,000
Robert Carberry            --                --               --      57,500              --       26,000
Anthony Coppola            --                --           84,267      75,833         102,000       65,000
George Aronson             --                --           63,334      68,333          73,000       52,000
Arnold Leap                --                --           65,667      71,833          73,000       53,000

Footnotes
---------
(1) Market value of our common stock on December 31, 2002, was $2.50. There were no in-the-money options at year-end.

Certain Relationships and Related Transactions

     In February 2001, we made an equity investment of $500,000 in Voyant Corp ("Voyant"). The investment was reflected on our balance sheet as a non-marketable security. Additionally, in November 2001, we acquired 15,680,167 shares of Voyant in exchange for 60,000 shares of NetWolves Corporation's common stock fair valued at $156,000. During 2002, we invested an additional $674,000 for which we received 67,400,000 shares of Voyant common stock. We also began providing administrative services to Voyant, for which we received 12,300,000 shares of Voyant common stock. At December 31, 2002, we determined that the estimated fair value of our investment was nominal, and accordingly eliminated the entire carrying value. Our Chairman was also the Co-Chairman of Voyant until November 2002 at which time he resigned his position as their Co-Chairman. Our Chairman beneficially owns approximately 19% of Voyant's outstanding common stock and holds $1,750,000 of approximately $2,800,000 of Voyant's notes which are convertible into Voyant's common stock at the rate of $.25 per share.

     In January 2002, we sold 344,524 shares of our common stock at market in a private placement for $1.05 per share or an aggregate of $361,750. The participation of our executive officers and directors was as follows:

           Name                             Shares
           ----                             ------
     Charles Feld                          100,000
     Dr. Dennis J. Murray                   50,000
     Warren Wright                           9,524
     Anthony Coppola                         1,905
     George Aronson                          3,333

     In January 2002, our Chairman loaned us $250,000. The term of the loan is three years and bears interest at 5% payable quarterly.

In April 2002, as part of a private placement of our common stock, 51,000 shares were purchased for $1.25 per share (the market price on the date of purchase) aggregating 63,750. The participation of the our executive officers were as follows:

         Name                               Shares
         ----                               ------
     Warren Wright                          35,000
     Anthony Coppola                        10,000
     George Aronson                          6,000

Compensation Committee Interlocks and Insider Participation

     During fiscal 2002, our compensation committee consisted of Messrs. Cannavino, Feld and Stovall. Neither Mr. Feld nor Ms. Stovall were employees during fiscal 2002 nor did they have any relationship requiring disclosure in this proxy statement. Our current compensation committee consists of: Charles Feld, Dr. Dennis J. Murray and Carla J. Stovall.

Filings made by companies with the Securities and Exchange Commission sometimes "incorporate information by reference." This means the company is referring you to information that has been previously filed with the SEC and that this information should be considered as part of the filing you are reading. The Compensation Committee Report, Stock Performance Graph and Audit Committee Report in this proxy statement are not incorporated by reference into any other filings with the SEC.

    COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The compensation of our executive officers is generally determined by the compensation committee of our board of directors. The following report with respect to certain compensation paid or awarded to our executive officers during fiscal 2002 is furnished by the directors that served as the compensation committee during fiscal 2002.

Executive Compensation Objectives

     Our compensation programs are intended to enable us to attract, motivate, reward and retain the management talent required to achieve corporate objectives, and thereby increase stockholder value. It is our policy to provide incentives to senior management to achieve both short-term and long-term objectives and to reward exceptional performance and contributions to the development of our business. To attain these objectives, our executive compensation program generally includes a competitive base salary, bonuses and stock-based compensation.

Base Salary

     Each year the compensation committee examines the salaries of our officers. With the exception of Mr. Cannavino, who entered into an employment agreement with us in January 2003, the executive officers do not have employment agreements. The compensation committee provides recommendations for salary levels based on information available about salaries in our industry, inflation and the performance of the individuals. In 2002, no increase in base salary occurred.

Stock and/or Stock Options

     Stock and /or stock options are awarded to executives in order to encourage future management actions aimed at improving our sales efforts, client development and service quality, revenues and ultimately profitability. If we are successful in improving these areas, it is anticipated that these actions will generate a positive impact on the value of our common stock for all stockholders, and the individuals will be given the opportunity to share in the increased value as a result of their efforts. The compensation committee noted that the grants continued to align management and stockholder interests while also providing meaningful performance incentives to the recipients in conjunction with the realities of the market price of our securities. In 2002, stock options were granted to Messrs. Cannavino, Wright, Carberry, Coppola, Aronson and Leap. The compensation committee and board believe that these grants are in appropriate amounts in light of the contributions to, and sacrifices made on our behalf, and provide an incentive for management to maximize long-term stockholder value.

Chief Executive Officer Compensation

     In establishing the Chief Executive Officer's compensation level, consideration is given to his individual performance level as well as to factors discussed above for all executive officers. In January, 2003, we entered into an employment agreement with Mr. Cannavino, our CEO since December, 2002. The compensation committee believes that his agreement is appropriate based on the initiatives undertaken by him, his substantial contributions, and the compensation level of executives of our competitors.

Section 162(m) of the Federal Income Tax Code

     Generally, Section 162(m) denies deduction to any publicly held company for certain compensation exceeding $1,000,000 paid to the chief executive officer and the four other highest paid executive officers, excluding among other things certain performance-based compensation. The compensation committee and Board intend that the stock and stock options issued qualify for the performance-based exclusion under Section 162(m). The compensation committee will continually evaluate to what extent Section 162 will apply to its other compensation programs.

     Respectfully submitted,
     The compensation committee (for 2002)

     Charles Feld
     Carla Stovall
     James A. Cannavino*
-------
* Replaced by Dr. Dennis J. Murray in December 2002.

                             AUDIT COMMITTEE REPORT

     The board of directors has appointed an audit committee consisting of three non-employee directors. The members of the audit committee satisfy the independence requirements and other established criteria by Nasdaq Stock Market, Inc. listing standards.

     As required by its written charter, which sets forth its responsibilities and duties, the audit committee reviewed and discussed our audited financial statements as of and for the year ended December 31, 2002 with management.

     The audit committee reviewed and discussed with representatives of Marcum & Kliegman LLP, our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended. The audit committee has also received and reviewed the written disclosures and the letter from Marcum & Kliegman LLP required by Independence Standard No. 1, "Independence Discussions with Audit Committees," as amended by the Independence Standards Board, and has discussed with Marcum & Kliegman LLP their independence.

     Based on these reviews and discussions, the audit committee recommended to the board of directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

     The audit committee has also reviewed and discussed the fees paid to Marcum & Kliegman LLP during the last fiscal year for audit and non-audit services, which are set forth below under "Audit Fees" and has considered whether the provision of the non-audit services is compatible with maintaining Marcum & Kliegman LLP's independence and concluded that it is.

                    The audit committee

                    Dr. Dennis J. Murray (Chairman)
                    Charles Feld
                    Carla J. Stovall


                                   AUDIT FEES

Audit Fees

     For 2002, Marcum & Kliegman LLP's audit fees were approximately $160,000.

Financial Information Systems Design and Implementations Fees

     Marcum & Kliegman LLP did not render any services related to financial information systems design and implementation during 2002.

All Other Fees

     Aggregate fees for all other services rendered by Marcum & Kliegman LLP for 2002 were approximately $27,000, of which $11,000 were audit related fees primarily incurred in connection with tax services.

  COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities ("Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the Nasdaq Stock Exchange. These Reporting Persons are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 they file with the SEC and Nasdaq. Based solely upon our review of the copies of the forms we have received, we believe that all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal 2002.

                                PERFORMANCE GRAPH

     The following graph sets forth the cumulative total return to our stockholders during the five year period ended December 31, 2002 as well as an overall stock market index (S & P 500 Index) and our peer group index (S&P Application Software):

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                 AMONG DIRECT INSITE CORP., THE S & P 500 INDEX
                    AND THE S & P APPLICATION SOFTWARE INDEX


                                            Cumulative Total Return
                             --------------------------------------------------------
                              12/97     12/98     12/99     12/00     12/01     12/02

DIRECT INSITE CORP.            88.89     36.11     35.61      6.89      1.86      4.12
S & P 500                     133.36    171.47    207.56    188.66    166.24     97.10
S & P APPLICATION             132.85     59.02     77.94     52.34     36.18     14.11
 SOFTWARE

     * $100 invested on 12/31/97 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

                                  PROPOSAL TWO

               PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION
                TO REDUCE THE NUMBER OF AUTHORIZED SHARES OF OUR
                        COMMON STOCK TO 50,000,000 SHARES

General

     We have proposed and recommended to you a proposal which authorizes the board of directors in its discretion, to file an amended Certificate of Incorporation which amends Article FOURTH of the Certificate of Incorporation to reduce the number of authorized shares of common stock, par value $.0001 per share from 150,000,000 to 50,000,000 shares. This proposed amendment to our Certificate of Incorporation is set forth in Exhibit "A" annexed hereto.

Purpose of Reducing the Number of Authorized Shares

     The reduction in the number of authorized shares of common stock we are authorized to issue is solely for the purpose of reducing the amount of franchise taxes paid in Delaware which is calculated based on a number of factors, most pertinent being the total number of authorized shares and our total gross assets at year end. There are no set tax brackets in determining this franchise tax. By example, for 2003, assuming this amendment is approved, the franchise tax for Delaware would be reduced from approximately $39,000 to $13,000.

Effect of Reduction

     This proposal, if approved, will have no effect on our present commitment for share issuances. As of April 15, 2003, we have 3,945,821 shares of common stock outstanding, 1,168,230 shares of common stock reserved for conversion of our Series A Stock, 3,022,969 shares reserved for issuance under our stock plans, and approximately 8,000,000 shares reserved under our Stockholder Rights Agreement, aggregating approximately 16,137,000 shares. The number of shares that would remain available, therefore, would be slightly less than 34,000,000 in contrast to approximately 84,000,000 if this proposal is not approved. We believe that 34,000,000 available shares is more than adequate to satisfy any future requirements for stock issuances for the next several years. However, should we require to increase our authorized common stock beyond 50,000,000 shares, we would be required to obtain stockholder approval. In such event, this requirement could impair our ability to engage in possible future transactions requiring stock issuances because of the time required to obtain stockholder approval.

Board Position and Required Vote

     The proposal will be adopted only if it receives the affirmative vote of a majority of our voting power. We believe that the proposed amendment is in our best interests and recommend a vote FOR its adoption. In this regard, we already hold irrevocable proxies for approximately 51% of our voting power in favor of this proposal, including proxies from Metropolitan and our officers. Proxies received will be voted in favor of the proposed amendment unless otherwise indicated.

                                 PROPOSAL THREE

PROPOSAL TO ISSUE AND SELL TO METROPOLITAN AND ITS AFFILIATES, IN ONE OR MORE TRANSACTIONS, OUR COMMON STOCK (OR SECURITIES CONVERTIBLE INTO OUR COMMON STOCK) EQUAL TO 20% OR MORE OF OUR COMMON STOCK OR OUR VOTING POWER PRIOR TO THE ISSUANCE AND SALE OF SUCH SECURITIES

     During the fourth quarter of fiscal 2002, the board of directors unanimously approved the sale and issuance, in a private placement, of a newly created Series A Convertible Preferred Stock, par value $.0001 per share (the "Series A Stock") to Metropolitan. Pursuant to two stock purchase agreements, dated as of September 25, 2002 and December 24, 2002 and amended as of February 11, 2003 (collectively referred to as the "Purchase Agreements"), and subject to subsequent approval of our stockholders, as required by NASDAQ Marketplace Rules, we issued to Metropolitan, and Metropolitan purchased from us, for an aggregate gross purchase price of approximately $2,500,000, a total of 116,823 shares of Series A Stock.

     Metropolitan, formed in May 2001 under the laws of the State of Delaware, focuses on investing in and developing technology-based businesses in the U.S. and Northern Europe. Metropolitan is operated by the management team of Metropolitan Venture Partners Corp. (MetVP Corp.), which answers directly to the board of directors of MetVP Corp. MetVP Corp. is the general partner of Metropolitan's general partner, Metropolitan Venture Partners (Advisors), L.P. Peter Yunich, a director of Direct Insite Corp., serves as the Managing Partner of Metropolitan Venture Partners and is a member of the Board of Directors of Metropolitan Venture Partners Corp. Neither Metropolitan nor its affiliates maintains or has maintained any other relationship with us, our affiliates or our management.

     The holders of Series A Stock are entitled to receive dividends at a rate of 9 1/2% per annum, compounded quarterly and payable on September 25, 2004 and September 25, 2005. Dividends are payable, at the option of the holders of the Series A Stock, in cash or in shares of our common stock.

     As set forth in a Certificate of Designation, Preferences and Rights of the Series A Stock, as amended by Certificates of Amendment dated December 20, 2002 and January 2, 2003 (collectively, the "Certificate of Designation"), a copy of which is annexed as Exhibit C, each share of Series A Stock is initially convertible into ten shares of common stock at a conversion price of not less than $2.14 per share, subject to adjustment, at any time at the option of the holder and automatically, upon the occurrence, on or after April 10, 2003, of certain events as set forth in the Certificate of Designation. The Series A Stock is automatically convertible on September 25, 2005, if not earlier converted.

     The primary purpose of completing the private placement is to provide funds for general corporate purposes and working capital. The net proceeds from the private placement enhance the Company's liquidity and strengthen its balance sheet.

     While we currently maintain sufficient voting power through irrevocable proxies to approve this proposal, if our stockholders do not approve this proposal, the common stock issuable upon conversion of the Series A Stock will only be issued in such amounts and subject to such conditions that would permit the issuance under the Nasdaq Marketplace Rules without stockholder approval. This includes, among other things, the limitation on the number of shares that we could issue or that would be deemed issuable in connection with the private placement, which would be no more than 19.9% percent of our common stock outstanding on the date of the Purchase Agreements. This would result in lower proceeds to us from the above referenced transactions, resulting in less working capital to continue to fund our operations. It would also preclude us from issuing additional shares of Series A Stock to Metropolitan and its affiliates for the purpose of raising additional capital, if desirable. In the event the proposal is not approved by stockholders, under the terms of the agreement with Metropolitan, we are required to rescind $500,000 of their investment and return to them the $500,000 together with $100,000 as liquidated damages.

Reasons for Stockholder Approval

     The Company is seeking stockholder approval and ratification of this proposal in order to ensure compliance with Rule 4350 of the Nasdaq Marketplace Rules. Stockholder approval is not otherwise required as a matter of Delaware law or other applicable laws or rules or by our certificate of incorporation or bylaws.

     Our common stock is listed on the Nasdaq SmallCap Market. Nasdaq Rule 4350 requires stockholder approval prior to the issuance of securities under certain circumstances, including in connection with a transaction involving the sale or issuance by us of common stock, or securities convertible into or exercisable for common stock, at a price below the book value or market value, where the amount of the stock being issued is equal to 20% or more of our common stock outstanding prior to issuance of the Series A Stock or 20% or more of our voting power outstanding before such issuance. The common stock issuable upon conversion of the Series A Stock would exceed 20% of the total common stock outstanding and the voting power of the Series A Stock exceeds 20% of our outstanding voting power; however, at the time of issuance the price paid by Metropolitan was at or above the book value or market value.

     Further, Nasdaq Rule 4350 requires stockholder approval in connection with the issuance of securities that could result in a change of control of an issuer. While the rule currently does not specifically define when a change in control of an issuer may be deemed to occur, Nasdaq suggests in its proposed rules that a change of control would occur, subject to certain limited exceptions, if after a transaction, a person or an entity will hold 20% or greater of the issuer's then outstanding capital stock. For the purposes of calculating the holding of such person or entity, Nasdaq would take into account, in addition to all of the shares of capital stock received by such person or entity in the transaction, all of the shares held by such person or entity unrelated to the transaction and would assume the conversion of any convertible securities and exercise of any options or warrants held by such person or entity. We believe that the issuance of the Series A Stock to Metropolitan may constitute a change in control solely for the purpose of Nasdaq Rule 4350 calculations, and we are seeking stockholder approval to ensure compliance with the rule.

Reasons for the Private Placement

     The board of directors decided to pursue the private placement following an evaluation and review of our financial condition, funding requirements and prospects in light of our business strategy. We believe the private placement results in more long-term value for our stockholders as it provides greater financial flexibility. We also believe that the ability to enter into additional financing arrangements with Metropolitan without the necessity of stockholder approval would substantially enhance our ability to raise additional capital.

Additional Nasdaq Continued Listing Requirements

     In order for our common stock to remain listed on the Nasdaq SmallCap Market, we must, among other things, maintain a minimum stockholders' equity of $2.5 million or $35,000,000 in market value of our securities or $500,000 of net income from continuing operations for 2002 or two of the three most recently completed years. We currently do not meet any of these alternative requirements. On April 16, 2003, we received notification from Nasdaq that we did not meet these requirements for continued listing and were requested to provide to them, on or before May 1, 2003, with our plan to achieve and sustain compliance with their listing requirements. Although the business plan which we will be providing Nasdaq estimates that we should meet listing requirements in future periods, we cannot assure you that Nasdaq will agree with our position. If after reviewing our plan, Nasdaq does not agree with us, it will provide us with written notification of our delisting, at which time we have the ability to appeal this decision to the Nasdaq Listing Qualifications Panel.

Board Position and Required Vote

     The proposal will be adopted only if it receives the affirmative vote of a majority of the outstanding shares of common stock. In this regard, we already hold irrevocable proxies for approximately 51% of our voting power in favor of the proposal, including proxies from Metropolitan and our officers and directors. The board of directors recommends a vote FOR the approval of the issuance of the common stock upon conversion of the Series A Stock, as set forth in this proposal.

                                  PROPOSAL FOUR

                    PROPOSAL TO ADOPT THE DIRECT INSITE CORP.
                     2003/A STOCK OPTION/STOCK ISSUANCE PLAN

Introduction

     At the meeting, you will be asked to adopt the Direct Insite Corp. 2003/A Stock Option/Stock Issuance Plan (the "2003 Stock Plan"). The board adopted the 2003 Stock Plan in April 2003, subject to stockholder approval, covering 975,000 shares.

     We believe that our long-term success depends upon our ability to attract and retain qualified directors, officers, employees and consultants and to motivate their best efforts on our behalf. Our directors, officers, other employees and consultants, as well as those of our subsidiaries or affiliates, are eligible to participate in the 2003 Stock Plan. We believe that the 2003
Stock Plan has been and will continue to be an important part of our compensation of directors, officers, employees and consultants, particularly since as of April 29, 2003, we only have approximately 316,000 shares available for grant under our other existing stock option plans.

     The 2003 Stock Plan is set forth as Exhibit B to this proxy statement. The principal features of the 2003 Stock Plan are summarized below, but the summary is qualified in its entirety by the full text of the 2003 Stock Plan.

Stock Subject to the 2003 Stock Plan

     The stock to be offered under the 2003 Stock Plan consists of shares of our common stock, whether authorized but unissued or reacquired. The 2003 Stock Plan is divided into two separate equity programs: an option grant program and a stock issuance program. Options granted under the 2003 Stock Plan shall be non-qualified or incentive stock options and the exercise price is the fair market value of the common stock on the date of grant except that for incentive stock options it shall be 110% of the fair market value if the participant owns 10% or more of our common stock. Under the stock issuance program, the purchase price per share shall be fixed by the board of directors or committee but cannot be less than the fair market value of the common stock on the issuance date. Payment for the shares may be made in cash or check payable to us, or for past services rendered to us and all shares of common stock issued thereunder shall vest upon issuance unless otherwise directed by the board or committee. The number of shares issuable is also subject to adjustments upon the occurrence of certain events, including stock dividends, stock splits, mergers, consolidations, reorganizations, recapitalizations, or other capital adjustments. As of March 31, 2003, no options or shares had been issued under the 2003 Stock Plan.

Administration of the 2003 Stock Plan

     The 2003 Stock Plan is to be administered by our board of directors, the a compensation committee or a stock option committee consisting of no fewer than two "non-employee directors," as defined in the Securities Exchange Act of 1934. We expect that our compensation committee will administer the 2003 Stock Plan.

     Subject to the terms of the 2003 Stock Plan, the board or the committee may determine and designate the individuals who are to be granted stock options or qualify to purchase shares of common stock under the 2003 Stock Plan, the number of shares to be subject to options or to be purchased and the nature and terms of the options to be granted. The board or the committee also has authority to interpret the 2003 Stock Plan and to prescribe, amend and rescind the rules and regulations relating to the 2003 Stock Plan. The committee may amend or modify any grant in any manner not inconsistent with the terms of the 2003 Stock Plan.

Grant of Options

     Our directors, officers, employees and consultants, as well as those of our subsidiaries or affiliates, are eligible to participate in the 2003 Stock Plan.

     Options granted under the 2003 Stock Plan shall be non-qualified or incentive stock options and the exercise price is the fair market value of the common stock on the date of grant except that for incentive stock options it shall be 110% of the fair market value if the participant owns 10% or more of our common stock. The committee must adjust the option price, as well as the number of shares subject to option, in the event of stock splits, stock dividends, recapitalization and certain other events involving a change in our capital. Because of the discretionary nature of grants under the 2003 Plan, the number, names and positions of persons who may be granted awards under the 2003 Plan and the awards that might be granted to them are not known at this time.

Exercise of Stock Options

     Stock options granted under the 2003 Stock Plan shall expire not later than five years from the date of grant.

     Stock options granted under the 2003 Stock Plan may become exercisable in one or more installments in the manner and at the time or times specified by the committee.

     Upon the exercise of a stock option, optionees may pay the exercise price in cash, by certified or bank cashiers check or, at our option, in shares of common stock valued at its fair market value on the date of exercise, or a combination of cash and stock. Withholding and other employment taxes applicable to the exercise of an option shall be paid by the optionee at such time as the board or the committee determines that the optionee has recognized gross income under the Internal Revenue Code of 1986, as amended, resulting from such exercise. These taxes may, at our option, be paid in shares of common stock.

     A stock option is exercisable during the optionee's lifetime only by him or his permitted transferee and cannot be exercised by him or his permitted transferee unless, at all times since the date of grant and at the time of exercise, he is employed by us, any parent corporation or any of our subsidiaries or affiliates, except that, upon termination of his employment (other than (1) by death, (2) by total disability followed by death in the circumstances provided below or (3) by total disability), an option may be exercised for a period of three months after this termination but only to the extent such option is exercisable on the date of such termination. In the discretion of the committee, options may be transferred to (1) members of the optionee's family, (2) a trust, (3) a family limited partnership or (4) an estate planning vehicle primarily for the optionee's family.

     Upon termination of all employment by total disability, the optionee or his permitted transferee may exercise such options at any time within twelve months after his termination, but only to the extent such option is exercisable on the date of such termination.

     In the event of the death of an optionee (1) while our employee, or an employee of any parent corporation or any subsidiary or affiliate, (2) within three months after termination of all employment or provision of services (other than for total disability) or (3) within twelve months after termination on account of total disability of all employment with us, any parent corporation or any subsidiary or affiliate, the optionee's estate or any person who acquires the right to exercise such option by bequest or inheritance or by reason of the death of the optionee may exercise the optionee's option at any time within the period of twelve months from the date of death. In the case of clauses (1) and
(3) above, the option shall be exercisable in full for all the remaining shares covered by it, but in the case of clause (2) the option shall be exercisable only to the extent it was exercisable on the date of such termination of employment.

Stock Issuance Program

     Shares of common stock may, upon request by a participant, be issued at the discretion of the board or committee under the stock issuance program through direct and immediate issuances. Each such stock issuance shall comply with the terms specified below.

     Purchase Price
     --------------

     a. The purchase price per share shall be fixed by the board of directors or committee but shall not be less than the fair market value per share of common stock on the issue date.

     b. Subject to the provisions of the 2003 Stock Plan, shares of common stock may be issued for any of the following items of consideration which the board or committee may deem appropriate in each individual instance:

          (i)  cash or check made payable to us; or

          (ii) past services rendered to us (or any parent or subsidiary).

     Vesting Provisions
     ------------------

     a. Shares of common stock issued under the stock issuance program shall vest at the discretion of the board or committee.

     b. The participant shall have full stockholder rights with respect to any shares of common stock issued to the participant under the stock issuance program. Accordingly, the participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

Change in Control

     All unvested options shall automatically vest in full if and when either of the following stockholder approved transactions to which the company is a party are consummated: (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or (ii) the sale, transfer or other disposition of all or substantially all of the company's assets in complete liquidation or dissolution of the company. However, the shares subject to an outstanding option shall not vest on such an accelerated basis if and to the extent: (i) such option is assumed by the successor company (or parent thereof) in the corporate transaction or (ii) such option is to be replaced with a cash incentive program of the successor company which preserves the spread existing on the unvested option shares at the time of the corporate transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to those unvested option shares or (iii) the acceleration of such option is subject to other limitations imposed by the board or committee at the time of the option grant.

U.S. Federal Tax Matters

     Restricted Stock. Employees generally recognize as taxable income the fair market value of restricted stock on the date the restricted period ends. We are entitled to a corresponding tax deduction at the same time.

     Stock Options. Stock options may be granted in the form of incentive stock options or non-qualified stock options. Incentive stock options are eligible for favorable tax treatment under the U.S. Internal Revenue Code (the "Code"). To meet the Code requirements, the maximum value of incentive stock options that first become exercisable in any one year is limited to $100,000. Under the Code, persons do not realize compensation income upon the grant of a stock option (whether an incentive stock option or non-qualified stock option). At the time of exercise of a non-qualified stock option, the holder will realize compensation income in the amount of the spread between the exercise price of the option and the fair market value of our stock on the date of exercise. At the time of exercise of an incentive stock option, no compensation income is realized other than "tax preference income" for purposes of the alternative minimum tax. If the shares acquired on exercise of an incentive stock option are held for at least two years after grant of the option and one year after exercise, the excess of the amount realized on sale over the exercise price will be taxed as capital gains. If the shares acquired on exercise of the incentive stock option are disposed of within less than two years after grant or one year of exercise, the holder will realized compensation income equal to the excess of the fair market value of shares on the date of exercise over the option price. Additional amounts realized will be taxed as capital gains. We will generally be entitled to a deduction under the Code at the time equal to the amount of compensation income realized by the holder of an option.

Recommendation of the Board

     Our board of directors believes that it is in our best long-term interests to have available for issuance under a stock option plan a sufficient number of shares to attract, retain and motivate our highly qualified officers, employees, directors and consultants by tying their interests to our stockholders' interests.

     The affirmative vote of a majority of the votes cast on this proposal in person or by proxy at the Annual Meeting is required for approval by stockholders of the 2003 Stock Plan. However, even without such approval, the 2003 Stock Plan will continue in full force and effect.

     We recommend a vote FOR approval of the 2003 Stock Plan.


                                  PROPOSAL FIVE

          PROPOSAL TO APPOINT INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

General

     The board of directors, upon the recommendation of the audit committee, recommends that the stockholders approve the appointment of Marcum & Kliegman LLP as our company's independent certified public accountants to examine our financial statements for the fiscal/calendar year ending December 31, 2003.

Board Position and Required Vote

     The proposal will be adopted only if it receives the affirmative vote of a majority of the votes cast at the Annual Meeting. The board of directors recommends a vote FOR the ratification of the appointment of Marcum & Kliegman LLP as our independent certified public accountants.


                         INDEPENDENT PUBLIC ACCOUNTANTS

     Marcum & Kliegman LLP acted as our independent certified public accountants for the fiscal year ended December 31, 2002 and has been selected by the board of directors, upon the recommendation of the audit committee, to continue to act as our independent certified public accountants for the 2003 fiscal year.

     A representative of Marcum & Kliegman LLP plans to be present at the annual meeting with the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

                              FINANCIAL STATEMENTS

     A copy of our Annual Report to Stockholders for the fiscal year ended December 31, 2002, including our Form 10-K for said period, has been provided to all stockholders as of the record date. Stockholders are referred to the reports for financial and other information about us, but such reports are not incorporated in this proxy statement and are not a part of the proxy soliciting material.

                            MISCELLANEOUS INFORMATION

     As of the date of this proxy statement, the board of directors does not know of any business other than that specified above to come before the meeting, but, if any other business does lawfully come before the meeting, it is the intention of the persons named in the enclosed proxy to vote in regard thereto, in accordance with their judgment.

     We will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of the mails, certain of our officers and employees may solicit proxies by telephone, telegraph or personal interview. We may also request brokerage houses and other custodians, and, nominees and fiduciaries, to forward soliciting material to the beneficial owners of stock held of record by such persons, and may make reimbursement for payments made for their expense in forwarding soliciting material to the beneficial owners of the stock held of record by such persons.

     Proposals with respect to our next annual meeting of stockholders no later than January 1, 2004 to be considered for inclusion in our next proxy statement.


                                By Order of the Board of Directors,

                                       JAMES A. CANNAVINO
                                      Chairman of the Board

Dated:   April 30, 2003
Bohemia, New York

                                                                       Exhibit A

             PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                    REDUCING THE NUMBER OF AUTHORIZED SHARES



     The following sets forth the changes to Article FOURTH of our company's Certificate of Incorporation if the proposed amendment is approved:

     RESOLVED, that the Certificate of Incorporation be amended by changing Article FOURTH thereof, so that, as amended said Article shall be and read as follows:

     "FOURTH: The capital stock of this corporation is Fifty Two Million (52,000,000) shares, of which FIFTY MILLION (50,000,000) shares shall be shares of common stock of the par value of $.0001 per share and TWO MILLION (2,000,000) shares shall be shares of preferred stock of the par value of $.0001 per share. The preferred stock may be issued in series and the number, designation, relative rights, preferences and limitations of shares of each series of preferred stock $.0001 per share par value shall be fixed by the Board of Directors."

                                                                       Exhibit B


          DIRECT INSITE CORP., 2003/A STOCK OPTION/STOCK ISSUANCE PLAN
          ------------------------------------------------------------

I.  GENERAL PROVISIONS
    ------------------

A.    PURPOSE OF THE PLAN
      -------------------

     This 2003 Stock Option/Stock Issuance Plan ("Plan") is intended to promote the interests of Direct Insite Corp., a Delaware corporation ("Corporation"), by providing eligible persons in the employ or service of the Corporation or its affiliates with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to continue in such employ or service.

     Unless otherwise defined herein, all capitalized terms shall have the meaning assigned to them in the attached Appendix.

B.    STRUCTURE OF THE PLAN
      ---------------------

     The Plan shall be divided into two (2) separate equity programs:

     (i) the Option Grant Program under which eligible persons ("Optionees") may, at the discretion of the Board, be granted options to purchase shares of common stock; and

     (ii) the Stock Issuance Program under which eligible persons ("Participants") may, at the discretion of the Board, be issued shares of common stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary).

     The provisions of Articles One and Four shall apply to both equity programs under the Plan and shall accordingly govern the interests of all persons under the Plan.

C.    ADMINISTRATION OF THE PLAN
      --------------------------

     The Plan shall be administered by the Corporation's Board of Directors ("Board"), or in the discretion of the Board, a committee consisting of no less than two Non-Employee Directors or persons meeting such other requirements as may be imposed by Rule 16(b) under the 1934 Act ("Committee").

     The Board or Committee shall have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Board shall be final and binding on all parties who have an interest in the Plan or any option or stock issuance thereunder.

D.    ELIGIBILITY
      -----------

     The persons eligible to participate in the Plan are:

1.   Employees;

2. non-employee members of the Board or the non-employee members of the board of directors of any Parent or Subsidiary; and

3. consultants and other independent advisors who provide services to the Corporation, or any parent or subsidiary of the Corporation.

     The Board or Committee shall have full authority to determine, (i) with respect to the grants made under the Option Grant Program, described in Article Two below, which eligible persons are to receive the option grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding, and (ii) with respect to stock issuances made under the Stock Issuance Program, described in Article Three, which eligible persons are to receive such stock issuances, the time or times when those issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration to be paid by the Participant for such shares.

     The Board or Committee shall have the absolute discretion either to grant options in accordance with the Option Grant Program or to issue stock in accordance with the Stock Issuance Program.

E.    STOCK SUBJECT TO THE PLAN
      -------------------------



     The stock issuable under the Plan shall be shares of the Corporation's authorized but unissued or reacquired common stock. The maximum number of shares of common stock which may be issued under the Plan is 975,000 shares.



     Shares of common stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent (i) the options expire or terminate for any reason prior to exercise in full, or (ii) the options are cancelled in accordance with the cancellation-regrant provisions of Article Two. Unvested shares issued under the Plan and subsequently repurchased by the Corporation, at the option exercise or direct issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of common stock reserved for issuance under the Plan.

     If there is any change to the common stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding common stock as a class without the Corporation's receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, and (ii) the number and/or class of securities and the exercise price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder.

                            II. OPTION GRANT PROGRAM
                            ------------------------

A.   OPTION TERMS
     ------------

     Each option shall be evidenced by one or more documents in the form approved by the Board, and which shall be subject to the provisions of the Plan.

     1.   Exercise Price.

                    a. The exercise  price per share shall be fixed by the Board in accordance with the following provisions:

                         (i) The exercise price per share shall not be less than
                    the Fair Market Value per share of common stock on the option grant date.

                         (ii) If the  Optionee  is a 10%  Stockholder,  then the
                    exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of common stock on the option grant date for Incentive Options.

                    b. The  exercise  price  is  payable  in cash or check  made payable to the Corporation upon exercise of the option, subject to the provisions of Section I of Article Four and the documents evidencing the option. If the common stock is registered under
               Section 12 of the Securities Exchange Act of 1934, as amended ("34 Act") at the time the option is exercised, then the exercise price may also be paid as follows:

                         (i) in shares of common  stock  held for the  requisite
                    period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

                         (ii) to the extent the option is  exercised  for vested
                    shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions (x) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (y) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

     Except to the extent the foregoing sale and remittance procedure is used, payment of the exercise price for the purchased shares must be made on the Exercise Date.

     2. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Board or Committee and set forth in the documents evidencing the option grant. However, no option shall have a term in excess of five (5) years measured from the option grant date.

     3. Effect of Termination of Service.

               a. The following provisions shall govern the exercise of any vested option held by the Optionee at the time of cessation of Optionee's employment or rendering of services to the Corporation (collectively "Service") or death:

                    (i) Should the  Optionee  cease to remain in Service for any reason other than death, Disability or Misconduct, then the Optionee shall have a period of three (3) months following the date of such cessation of Service during which to exercise each option held by such Optionee to the extent exercisable on the date of such termination.

                    (ii) Should Optionee's Service terminate by reason of Disability, then the Optionee shall have a period of twelve (12) months following the date of such cessation of Service during which to exercise each outstanding option held by such Optionee to the extent exercisable on the date of such termination.

                    (iii) If the  Optionee  dies while  holding  an  outstanding option, then the personal representative of his or her estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or the laws of inheritance shall have a twelve (12)-month period following the date of the Optionee's death to exercise such option to the extent exercisable on the date of such termination.

                    (iv) Under no circumstances,  however, shall any such option be exercisable after the specified expiration of the option term.

                    (v) All vested  options shall  terminate upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term.


               b. The Board or Committee shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

                    (i) extend the period of time for which the option is to remain exercisable following Optionee's cessation of Service or death from the limited period otherwise in effect for that option to such greater period of time as it shall deem appropriate, but in no event beyond the expiration of the option term, and/or

                    (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of common stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested under the option had the Optionee continued in Service.

     4. Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person exercise the option, pays the exercise price and becomes the recordholder of the purchased shares.

     5. Limited Transferability of Options. During the lifetime of the Optionee, the option shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or, following the Optionee's death, by the laws of descent and distribution.

B.    CORPORATE TRANSACTION

     1. All unvested options shall automatically vest in full if and when either of the following stockholder approved transactions to which the Corporation is a party are consummated: (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation. However, the shares subject to an outstanding option shall not vest on such an accelerated basis if and to the extent: (i) such option is assumed by the successor corporation (or parent thereof) in the Corporate Transaction or (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to those unvested option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Board or Committee at the time of the option grant.

     2. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction, had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to (i) the number and class of securities available for issuance under the Plan following the consummation of such Corporate Transaction and (ii) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.

     3. The Board or Committee shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to structure one or more options so that those options shall automatically accelerate and vest in full (and any repurchase rights of the

Corporation with respect to the unvested shares subject to those options shall immediately terminate) upon the occurrence of a Corporate Transaction, whether or not those options are to be assumed in the Corporate Transaction.

     4. The Board or Committee shall also have full power and authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to structure such option so that the shares subject to that option will automatically vest on an accelerated basis should the Optionee's Service terminate by reason of the Optionee's involuntary dismissal or discharge by the Corporation for reasons other than misconduct ("Involuntary Termination") within a designated period (not to exceed one year) following the effective date of any Corporate Transaction in which the option is assumed and the repurchase rights applicable to those shares do not otherwise terminate. Any option so accelerated shall remain exercisable for the fully-vested option shares until the expiration or sooner termination of the option term.

     5. The portion of any Incentive Option accelerated in connection with a Corporate Transaction shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000.00) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

     6. The grant of options under the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                           III. STOCK ISSUANCE PROGRAM
                           ---------------------------

A.    STOCK ISSUANCE TERMS
      --------------------

     Shares of common stock may, upon request by a Participant, be issued at the discretion of the Board or Committee under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall comply with the terms specified below.

     1.   Purchase Price.

          a. The purchase price per share shall be fixed by the Board or Committee but shall not be less than the Fair Market Value per share of common stock on the issue date.

          b. Subject to the provisions of Section A of Article IV, shares of common stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Board may deem appropriate in each individual instance:


               (i)  cash or check made payable to the Corporation, or

               (ii) past services  rendered to the Corporation (or any Parent or
                    Subsidiary).

     2.   Vesting Provisions.

          a. Shares of common stock issued under the Stock Issuance Program shall vest at the discretion of the Board of Directors or Committee.

          b. The Participant shall have full stockholder rights with respect to any shares of common stock issued to the Participant under the Stock Issuance Program. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.


                                IV. MISCELLANEOUS
                                -----------------

A.    FINANCING
      ---------

     The Board or Committee may permit any Optionee or Participant to pay the option exercise price under the Option Grant Program or the purchase price for shares issued under the Stock Issuance Program by delivering a full-recourse, interest bearing promissory note payable in one or more installments and secured by the purchased shares. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Board in its sole discretion. In no event may the maximum credit available to the Optionee or Participant exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares (less the par value of those shares) plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

B.    ADJUSTMENTS DUE TO STOCK SPLITS, MERGERS, CONSOLIDATION, ETC.
      -------------------------------------------------------------

     If, at any time, the Company shall take any action, whether by stock dividend, stock split, combination of shares or otherwise, which results in a proportionate increase or decrease in the number of shares of common stock theretofore issued and outstanding, the number of shares which are reserved for issuance under the Plan and the number of shares which, at such time, are subject to options shall, to the extent deemed appropriate by the committee, be increased or decreased in the same proportion, provided, however, that the Company shall not be obligated to issue fractional shares.

     Likewise, in the event of any change in the outstanding shares of common stock by reason of any recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other corporate change, the committee shall make such substitution or adjustments, if any, as it deems to be appropriate, as to the number or kind of shares of common stock or other securities which are reserved for issuance under the Plan and the number of shares or other securities which, at such time are subject to Options.

     In the event of a change of control, at the option of the board of directors or committee, (a) all options outstanding on the date of such change of control shall, for a period of sixty days following such change of control, become immediately and fully exercisable, and (b) an optionee will be permitted to surrender for cancellation within sixty days after such change of control any option or portion of any option which was granted more than six months prior to the date of such surrender, to the extent not yet exercised, and to receive a cash payment in an amount equal to the excess, if any, of the Fair Market Value (on the date of surrender) of the shares of common stock subject to the option or portion thereof surrendered, over the aggregate purchase price for such shares under the option.

C.    EFFECTIVE DATE AND TERM OF PLAN
      -------------------------------

     1. The Plan shall become effective on December 8, 2002, provided that no Incentive Options may be granted unless the Plan is first approved by the Corporation's stockholders. The Board may grant options and issue shares under the Plan at any time after the effective date of the Plan and before the date fixed herein for termination of the Plan.

     2. The Plan shall terminate upon the earliest of (i) the expiration of the ten (10)-year period measured from the date the Plan is adopted by the Board,
(ii) the date on which all shares available for issuance under the Plan shall have been issued as vested shares or (iii) the termination of all outstanding options in connection with a Corporate Transaction. All options and unvested stock issuances outstanding at the time of a clause (i) termination event shall continue to have full force and effect in accordance with the provisions of the documents evidencing those options or issuances.

D.    AMENDMENT OF THE PLAN
      ---------------------

     The Board or Committee shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws and regulations.

E.    WITHHOLDING
      -----------

     The Corporation's obligation to deliver shares of common stock upon the exercise of any options or upon the issuance of shares issued under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

F.    REGULATORY APPROVALS
      --------------------

     The implementation of the Plan, the granting of any options under the Plan and the issuance of any shares of common stock (i) upon the exercise of any option or (ii) under the Stock Issuance Program shall be subject to the Corporation's obtaining all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the shares of common stock issued pursuant to it.

G.    NO EMPLOYMENT OR SERVICE RIGHTS
      -------------------------------

     Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

                                    APPENDIX
                                    --------

The following definitions shall be in effect under the Plan:

Board shall mean the Corporation's Board of Directors.

Change of Control shall mean:

          (i) any person who is not currently such becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding voting securities; or

          (ii) three or more directors, whose election or nomination for election is not approved by a majority of the Incumbent Board (as defined in the plan), are elected within any single 12-month period to serve on the board of directors; or

          (iii) members of the Incumbent Board cease to constitute a majority of the Board of Directors without the approval of the remaining members of the Incumbent Board; or

          (iv) any merger (other than a merger where the Company is the survivor and there is no accompanying change in control under subparagraphs
          (i), (ii) or (iii) of this paragraph (b), consolidation, liquidation or dissolution of the Company, or the sale of all or substantially all of the assets of the Company.

Code shall mean the Internal Revenue Code of 1986, as amended.

Common Stock shall mean the Corporation's common stock, $.0001 par value.

          Corporate   Transaction   shall   mean   either   of   the   following
          stockholder-approved transactions to which the Corporation is a party:

     (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

     (ii) the sale, transfer or other disposition of all or substantially all of
the  Corporation's   assets  in  complete  liquidation  or  dissolution  of  the
Corporation.

Corporation shall mean Direct Insite Corp., a Delaware corporation.

Disability shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Plan Administrator on the basis of such medical evidence as the Plan Administrator deems warranted under the circumstances. Disability shall be deemed to constitute Permanent Disability in the event that such Disability is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

Eligibility.  Incentive Options may only be granted to Employees.

Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

Exercise Date shall mean the date on which the option shall have been exercised.

Exercise Price shall mean the exercise price payable per Option Share as specified in the Grant Notice.

Expiration Date shall mean the date on which the option expires as specified in the Grant Notice.

Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

     (i) If the Common Stock is at the time traded on the NASDAQ National or SmallCap Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the NASDAQ National or SmallCap Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     (iii) If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the NASDAQ National Market, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

Grant Date shall mean the date of grant of the option as specified in the Grant Notice.

Grant Notice shall mean the Notice of Grant of Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

Incentive  Option shall mean an option which satisfies the  requirements of Code
Section 422.

Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary). 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

Non-Employee Director shall have the meaning provided under Rule 16(b) or any successor rule under the 1934 Act.

Non-Statutory   Option  shall  mean  an  option  not  intended  to  satisfy  the requirements of Code Section 422.

Option Agreement shall mean the option agreement issued pursuant to the Grant Notice.

Option Shares shall mean the number of shares of Common Stock subject to the option.

Optionee shall mean the person to whom the option is granted as specified in the Grant Notice.

Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Permitted Transfer shall mean (i) a gratuitous transfer of the Purchased Shares, provided and only if Optionee obtains the Corporation's prior written consent to such transfer, (ii) a transfer of title to the Purchased Shares effected pursuant to Optionee's will or the laws of intestate succession following Optionee's death or (iii) a transfer to the Corporation in pledge as security for any purchase-money indebtedness incurred by Optionee in connection with the acquisition of the Purchased Shares.

Plan shall mean the Corporation's 2002-A Stock Option/Stock Issuance Plan.

Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

Purchase Agreement shall mean the stock purchase agreement pursuant to the Grant Notice.

Service shall mean the Optionee's performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant.

Stock Exchange shall mean the American Stock Exchange or the New York Stock Exchange.

Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Vesting Commencement Date shall mean the date on which the Option Shares commences to vest as specified in the Grant Notice.

Vesting Schedule shall mean the vesting schedule specified in the Grant Notice pursuant to which the Optionee is to vest in the Option Shares in a series of installments over his or her period of Service.

                                                                       Exhibit C

                            CERTIFICATE OF AMENDMENT

                                       OF

                           CERTIFICATE OF DESIGNATION,
                            PREFERENCES AND RIGHTS OF
                      SERIES A CONVERTIBLE PREFERRED STOCK
                                       OF

                               DIRECT INSITE CORP.


     DIRECT INSITE CORP., a corporation organized and existing under the laws of the State of Delaware (the "Company"),

     DOES HEREBY CERTIFY THAT:

     1. The name of the corporation is Direct Insite Corp. A Certificate of Amendment to the certificate of designation , preferences and rights of Series A Convertible Preferred Stock of the Company (the "Certificate of Designation:") was filed on December 20, 2002, and the original Certificate of Designation was filed on October 3, 2002.

     2. The Certificate of Designation, as previously amended, is hereby amended further by striking out Articles 1 and 2 and paragraph (c) (iv) of Article 4 and substituting for the same, respectively, the following new Articles 1 and 2 and paragraph (c) (iv) of Article 4:

          1. Certain Definitions. Except for any terms that are defined elsewhere in this Certificate of Designation, the following terms, as used herein, have the following meanings:

          "Automatic Conversion Event" means any of the following events occurring on or after April 10, 2003: (i) the closing of a Public Offering and the shares of Common Stock issuable upon conversion of the Series A Preferred Stock are covered by, and are registered pursuant to, a then current registration statement declared effective by the Securities and Exchange Commission and then remaining effective; or (ii) the first Business Day immediately following any period of 20 consecutive Trading Days following April 10, 2003, during which period the Closing Price equals or exceeds three times the Conversion Price (as the same may be adjusted hereunder) (a "Trading Conversion Event"); provided, however, that the maximum number of shares of Series A Preferred Stock automatically convertible into Common Stock upon the occurrence of a Trading Conversion

     Event, shall not exceed one-tenth (1/10) of the aggregate volume of shares of Common Stock traded during such 20-day period; and provided further, that notwithstanding anything contained in this clause (ii) to the contrary, during the period of 90 days commencing on the Automatic Conversion Date for a Trading Conversion Event (as defined below), no further automatic conversion of shares of Series A Preferred Stock shall occur pursuant to this clause (ii) and no Trading Conversion Event shall be deemed to have occurred; or (iii) September 25, 2005. The date on which the automatic conversion shall be effected in connection with an Automatic Conversion Event shall be (A) in the case of clause (i) above, the date of closing of a Public Offering, (B) in the case of clause (ii) above, the first Business Day immediately following the last day of the 20- day period during which the Closing Price equals or exceeds three times the Conversion Price as set forth in clause (ii) of this definition and (C) in the case of clause (iii) above, September 25, 2005 (each such date, an "Automatic Conversion Date").

          "Average Price" means, with respect to any shares of stock or securities, including the Common Stock, on any date of determination, the average for the twenty (20) consecutive Trading Days preceding and including such date of determination of the reported last sale prices per share on the principal national securities exchange or inter- dealer quotation system on which such stock or security is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange or inter-dealer quotation system or if last sale prices are not available, the average for the twenty (20) consecutive Trading Days preceding and including the date of determination of the average of the closing bid and asked prices per share or security in the over-the-counter market as published by the National Quotation Service or the OTC Bulletin Board or, if no such quotations are published or furnished, by any New York Stock Exchange member firm selected from time to time by the Company for that purpose, provided, however, that in no event shall the Average Price be less than $2.13 per share, as to any shares that may issued in respect of the Series A Preferred Stock issued on October 4, 2002, and $2.14 per share, as to any shares that may be issued in respect of the Series A Preferred Stock issued on January 2, 2003.

          "Board of Directors" means the Board of Directors of the Company.

          "Business Day" means any day, other than a Saturday or Sunday or a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

          "Certificate of Incorporation" means the Certificate of Incorporation of the Company as amended to date and as the same may be further amended from time to time hereafter.

          "Closing Price" means, with respect to any shares of Common Stock, on any Trading Day, the reported last sale price per share on the principal national securities exchange or inter-dealer quotation system on which such stock or security is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange or inter-dealer quotation system or if the last sale price is not available, the average of the closing bid and asked prices per share or security on each Trading Day in the over-the-counter market as published by the National Quotation Service or the OTC Bulletin Board or, if no such quotations are published or furnished, by any New York Stock Exchange member firm selected from time to time by the Company for that purpose.


          "Common Stock" means the common stock, $.0001 par value, of the Company, including the stock into which the Series A Preferred Stock is convertible, and any capital stock of any class of the Company thereafter authorized that shall not be limited to a fixed sum in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company.

          "Conversion Price" means $2.14 per share of Series A Preferred Stock being converted, as adjusted pursuant to the provisions of Section 4(d) hereof.

          "Dividend Payment Dates" means September 25, 2004 and September 25, 2005, or if either date occurs on a day that is not a Business Day, the next Business Day.

          "Holder" means each Person in whose name any shares of Series A Preferred Stock are issued, as well as the name and address of each Person to whom and such shares are transferred pursuant to the terms hereof.

          "Issuance Date" means the first date of issuance of the Series A Preferred Stock.

          "Liquidation Event" means any of the following transactions, which, other than any involuntary liquidation, dissolution, or winding up (including by reason of bankruptcy laws) shall have been authorized by resolution or written consent of the Board of Directors: any voluntary liquidation, dissolution or winding up of the Company, the sale of all or substantially all of the assets of the Company, the merger or consolidation of the Company with or into any Person that is not an individual or group of individuals in a transaction in which the Company is not the surviving entity or any transaction or series of related transactions pursuant to which any Person or group of Persons (other than any Persons that is a Holder, the officers and directors of the Company on the Issuance Date, and each of their respective Affiliates) acquires 50% or more of the total voting power of the Company.

          "Liquidation Preference" means the Stated Value as adjusted plus all accrued and unpaid dividends per share of Series A Preferred Stock outstanding.

          "Person"  means any  individual,  company,  corporation,  partnership,
     limited    liability    company,     trust,     division,     governmental,
     quasi-governmental or regulatory entity or authority or other entity.

          "Public Offering" shall mean a firm commitment underwritten public offering pursuant to an effective registration statement (other than a registration statement on form S-4 or S-8 or any successor form thereto) under the Securities Act covering the offer and sale of Common Stock for the account of the Company to the public at an aggregate offering price providing for anticipated gross proceeds to the Company as seller of not less than $10,000,000, before deducting underwriting commissions; provided that the offering price per share of Common Stock is equal to or in excess of three times the Conversion Price (as the same may be adjusted for stock splits, stock dividends, combinations, recapitalizations and other like occurrences).

          "Securities Act" shall mean the U. S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Series A Liquidation Amount" shall mean the Liquidation Preference per share.

          "Stated Value" means $21.40 (subject to equitable adjustment to reflect stock splits, stock dividends, stock combinations, recapitalization and like occurrences affecting the Series A Preferred Stock and dividends and other distributions of indebtedness or assets of the Company to the Holders).

          "Trading Day" means (i) if the relevant stock or security is listed or admitted for trading on the New York Stock Exchange or any other national securities exchange, a day on which such exchange is open for business;
     (ii) if the relevant stock or security is quoted on the Nasdaq National Market or any other system of automated dissemination of quotations of securities prices, a day on which trades may be effected through such system; or (iii) if the relevant stock or security is not listed or admitted for trading on any national securities exchange or quoted on the Nasdaq National or SmallCap Markets or any other system of automated dissemination of quotation of securities prices, a day on which the relevant stock or security is traded in a regular way in the over-the-counter market and for which a closing bid and a closing asked price for such stock or security are available.

          2. Dividends.

          (a) The holders of the shares of Series A Preferred Stock shall be entitled to receive dividends out of funds legally available for the payment of dividends, which shall begin to accrue on and be cumulative from and after the Issuance Date whether or not such dividends have been declared and whether or not there shall be net profits or net assets of the Company legally available for the payment of such dividends. The amount of such dividends per share of Series A Preferred Stock (the "Dividend Amount") shall be equal to the amount derived by multiplying (i) the Stated Value per share of such Series A Preferred Stock plus the amount of all previously accrued but unpaid dividends per such share by (ii) nine and one half percent (9 1/2%), per annum, compounded quarterly. The Dividend Amount then accrued shall be payable on each Dividend Payment Date, at the option of each Holder either (i) in cash or (ii) in kind, by the issuance of shares of Common Stock in lieu of cash. The number of shares of Common Stock issuable on each Dividend Payment Date to each Holder electing to receive dividends in kind shall be determined by (A) dividing the Dividend Amount payable per share by the Average Price and (B) multiplying the result of such division by the number of shares of Series A Preferred Stock registered to such Holder and then outstanding on the applicable Dividend Payment Date. So long as any shares of Series A Preferred Stock shall be outstanding, no dividends shall be declared, set apart or paid on, nor shall the Company purchase, redeem or otherwise acquire, or sell to any subsidiary of the Company any Common Stock of the Company or any capital stock of the Company that ranks junior to the Series A Preferred Stock in respect of dividends, unless all Dividend Amounts unpaid and accrued shall have first been paid or made available for payment to the Holders of then outstanding shares of Series A Preferred Stock as provided in this Section 2(a).

          (b)The amount of dividends payable for any period shorter than a full year shall be determined on the basis of twelve 30-day months and a 360-day year.

          (c) Without limiting any of the foregoing, in the event that (i) all dividends then accrued and payable hereunder shall not have been paid in full or made available for payment to the Holders then entitled to receive such dividends hereunder, and (ii) funds legally available for the payment of dividends are insufficient to permit payment in full to all such Holders of the full Dividend Amount to which such Holders are then entitled, then the entire amount available for payment of dividends by the Company shall be distributed ratably among all such Holders in proportion to the full Dividend Amount to which they would otherwise be respectively entitled.

          4. (c) (iv) The Holders entitled to receive shares of Common Stock upon any conversion of Series A Preferred Stock, whether pursuant to an Automatic Conversion Event or at the option of the Holder, shall be deemed to have become a holder of such Common Stock of record immediately prior to the close of business on the applicable Conversion Date or Automatic Conversion Date, as the case may be, unless the transfer books of the Company are closed on that date, in which event such Holder shall be deemed to have become a holder of Common Stock of record immediately prior to the close of business on the next succeeding date on which the transfer books are open, but the Conversion Price (as the same may be adjusted for stock splits, stock dividends, combinations, recapitalizations and other like occurrences) shall be that in effect on the Conversion Date or Automatic Conversion Date, as the case may be.

     3. The amendment of the Certificate of Designation herein certified has been duly adopted at a meeting of the Board of Directors and a written consent of the Holder of the outstanding Series A Preferred Stock in lieu of a meeting has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Direct Insite Corp. has caused this Certificate of Amendment of the Certificate of Designation to be signed by its Chief Financial Officer on this 2nd day of January, 2003. DIRECT INSITE CORP.


                          By:/s/ George Aronson
                          -----------------------
                          George Aronson Chief Financial Officer

                               DIRECT INSITE CORP.

                   BOARD OF DIRECTORS PROXY FOR ANNUAL MEETING

                                  May 30, 2003

     The undersigned hereby appoints JAMES CANNAVINO and CHARLES FELD, or either of them, attorneys and Proxies with full power of substitution in each of them, in the name and stead of the undersigned to vote as Proxy all the stock of the undersigned in DIRECT INSITE CORP., a Delaware corporation, at the Annual Meeting of Stockholders scheduled to be held on May 30, 2003 and any adjournments thereof.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY PROXIES, AND EACH OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. STOCKHOLDERS MAY WITHHOLD THE VOTE FOR ONE OR MORE NOMINEE(S) BY WRITING THE NOMINEE(S) NAME(S) IN THE BLANK SPACE PROVIDED ON THE REVERSE HEREOF. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS, AND FOR EACH OF THE OTHER PROPOSALS AS SET FORTH ON THE REVERSE HEREOF.

                  (Continued and to be signed on reverse side)

                                SEE REVERSE SIDE

1 Election of the following nominees, as set forth in the proxy statement:

  To serve until the Annual Meeting of Stockholders in 2006
  ---------------------------------------------------------

          Carla J. Stovall

  To serve until the Annual Meeting of Stockholders in 2004
  ---------------------------------------------------------


          Peter B. Yunich



 [  ]  FOR all nominees listed above         [  ] WITHHOLD authority to vote

 _______________________________________________________________________________
(Instruction: To withhold authority to vote for any individual nominee, print the nominee's name on the line provided above).

The Board of Directors recommends a vote FOR the following proposals:

2. Proposal to amend Article FOURTH of our Certificate of Incorporation to reduce the number of shares of capital stock we are authorized to issue from 152,000,000 shares (150,000,000 shares of common stock and 2,000,000 shares of preferred stock), $.0001 par value, to 52,000,000 shares (50,000,000 shares of common stock and 2,000,000 shares of preferred stock) par value $.0001 per share as set forth in Exhibit A to the Proxy Statement.

        FOR  [    ]           AGAINST  [    ]          ABSTAIN   [    ]

3. Proposal to sell to Metropolitan Venture Partners II, LLP and its affiliates, in one or more transactions, our common stock (or securities convertible into our common stock) equal to 20% or more of our common stock or our voting power prior to the issuance and sale of such securities.

        FOR  [    ]           AGAINST  [    ]          ABSTAIN   [    ]

4. Approval of the Company's 2003/A Stock Option/Stock Issuance Plan, as set forth in Exhibit B to the Proxy Statement.

        FOR  [    ]           AGAINST  [    ]          ABSTAIN   [    ]

5. Ratification of the appointment by the Board of Directors of Marcum & Kliegman, LLP as the Company's independent certified public accountants for the year ending December 31, 2003.

        FOR  [    ]           AGAINST  [    ]          ABSTAIN   [    ]


6. Upon such other business as may properly come before the meeting or any adjournment thereof.



PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE

 SIGNATURE(S)___________________________   ____________________________

 DATED:   _____________ , 2003